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                                                                    Exhibit 12.1

                                KELLWOOD COMPANY
                          STATEMENT ON THE COMPUTATION
                      OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                        Fiscal Year
                                                           ------------------------------------------------------------------------
                                          Three Months                                                               Nine Months
                                             Ended                                                                5/1/99 - 1/29/00
                                          May 1, 2004          2003           2002          2001          2000         1999 (1)
                                          ------------     ---------      --------       --------      --------   -----------------
Earnings before tax                          $ 38,083      $ 110,475      $ 62,861       $ 60,330      $ 98,963         $ 68,600

Fixed charges:
  Interest expense                              6,437         25,675        28,573         34,977        32,906           22,977
  Amortization of debt issuance costs             270          1,089           943            591           540              299
  Interest portion of rent expense              2,742         11,053        10,545         11,299        10,005            6,762
                                             --------      ---------      --------       --------      --------         --------
Total fixed charges                             9,449         37,817        40,061         46,867        43,451           30,038
                                             --------      ---------      --------       --------      --------         --------

Earnings before tax and fixed charges        $ 47,532      $ 148,292      $102,922       $107,197      $142,414         $ 98,638
                                             ========      =========      ========       ========      ========         ========

Ratio of earnings to fixed charges               5.03           3.92          2.57           2.29          3.28             3.28
                                             ========      =========      ========       ========      ========         ========

(1) - In August 1999, we changed our fiscal year end from April 30 to the Saturday closest to January 31. The ratio of earnings to fixed charges for 1999 is based on the nine month period ended January 29, 2000.